UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026
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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On May 18, 2026, OPAL Fuels LLC (the “Company”), a Delaware limited liability company and subsidiary of OPAL Fuels Inc., approved and adopted an Amended and Restated Certificate of Designations of Series A-1 Preferred Units (the "A&R COD"), which amends and restates in its entirety that certain Certificate of Designations of Series A-1 Preferred Units of the Company, dated November 29, 2021 (the "Prior COD"). The A&R COD conforms the terms and conditions of the Company's Series A-1 Preferred Units to those of the Company’s Series A Preferred Units in accordance with the Amended and Restated Certificate of Designations of Series A Preferred Units, which was approved and adopted by the Company on March 6, 2026, other than as described in the paragraph immediately below.

The A&R COD does not, however, provide holders of Series A-1 Preferred Units with any rights to appoint members to the board of directors of the Company, which rights are provided to holders of Series A Preferred Units under the Amended and Restated Certificate of Designations of Series A Preferred Units.

Additionally, below is a description of certain of the terms of the A&R COD. The below description of the A&R COD is a summary only and is qualified in its entirety by reference to the full text of the A&R COD, a copy of which is filed as Exhibit 3.1 hereto. Terms that are capitalized, but not defined, shall have the meanings provided in the Prior COD and A&R COD, as applicable.

Dividend Rate and Payment-in-Kind Changes
The annual dividend rate on the Series A-1 Preferred Units has been increased from eight percent (8%) to twelve percent (12%) per annum, accruing daily and compounding quarterly (changed from monthly under the Prior COD). In addition, the payment-in-kind option has been restructured. Under the Prior COD, the Company could elect to pay all Series A-1 Mandatory Cumulative Dividends in kind on any of the first eight Dividend Payment Dates by issuing additional Series A-1 Preferred Units. Under the A&R COD, the Company may elect on any Dividend Payment Date to pay in kind only up to two percent (2%) per annum of the twelve percent (12%) per annum dividend rate, with the remaining ten percent (10%) per annum payable in cash.

Change of Control Definition
Under the A&R COD, the definition of “Change of Control” has been revised to occur when (a) (i) Fortistar LLC and its Affiliates and (ii) any Qualified Transferees, collectively, shall cease to own and Control, on a fully diluted basis, directly or indirectly, more than fifty and one tenth percent (50.1%) of the voting interest in the equity of, or otherwise control the management and operations of Parent; and (b) Fortistar LLC ceases to own and Control more than 50% of the direct or indirect voting interests of the equity of Parent held by it as of March 6, 2026.

Mandatory Redemption Triggers
Under the Prior COD, mandatory redemption could be requested (i) in connection with a Change of Control or (ii) on or after the four-year anniversary of the original exchange date (subject to certain conditions relating to the Series A Preferred Units). Under the A&R COD, holders may request mandatory redemption (i) upon a Change of Control, (ii) at any time on or following a Trigger Event that remains uncured for sixty (60) days, or (iii) at any time on or following the 5th Anniversary Date (i.e., the fifth anniversary of March 6, 2026).

Trigger Event and Penalty Rate
The A&R COD replaces the Prior COD's "Event of Default" provisions with a new "Trigger Event" framework. A Trigger Event occurs if (i) any material Indebtedness of the Company is accelerated by a lender, or (ii) the Company materially breaches its obligations to a holder under the A&R COD. Upon a Trigger Event, the Preferred Coupon increases at an additional rate of 0.50% per quarter (subject to a maximum of 4.00% per annum), accrued but unpaid cash distributions compound quarterly at the Preferred Coupon plus the Penalty Rate, and any Excess Cash Flow of the Company and its Subsidiaries must be applied to redeem the Series A-1 Preferred Units at the Redemption Price until the Trigger Event is cured.

Delayed Redemption Conversion Rights
Under the Prior COD, if Series A-1 Preferred Units subject to a Mandatory Redemption Request were not timely redeemed (a "Delayed Redemption"), the holders of such unredeemed units had the right to convert their Delayed Redemption Units into Common Units at a discounted Conversion Price. The A&R COD removes this conversion right. Instead, Delayed Redemption Units remain outstanding and entitled to all rights and preferences under the A&R COD, including the Trigger Event and Penalty Rate provisions described above.

Preemption and Conversion
The A&R COD provides that holders shall have no rights of preemption or rights to convert Series A-1 Preferred Units into units of any other class or series of the Company.

Additional Protective Provisions
The A&R COD includes revised and expanded protective provisions requiring the written consent or affirmative vote of the Requisite Holders for certain actions by the Company and its Subsidiaries, including, among other things, the incurrence of Indebtedness in excess of the applicable Incurrence Limitation, the issuance of Senior Units or Pari Passu Units, certain affiliate transactions, amendments to the Operating Agreement or the A&R COD that adversely affect holders' rights, and certain other actions. In addition, the A&R COD introduces "Triggered Protective Provisions" that become effective upon the 30th day following a Mandatory Redemption Request if the Company has failed to redeem the applicable Series A-1 Preferred Units, imposing additional restrictions on the issuance of equity securities and Indebtedness, the creation of liens, tax distributions, asset dispositions, and discretionary capital expenditures. The A&R COD also includes new provisions governing the refinancing of the Intermediate Loan, requiring Requisite Holders consent for certain actions relating to Paragon JV in connection with any such refinancing where the applicable credit rating is below B+ (or equivalent).

Redemption Price
Under the A&R COD, the Redemption Price means (A) on or prior to 1st Anniversary Date, a per Unit price equal to a MOIC of 1.15, inclusive of all accrued and unpaid dividends, (B) after the 1st Anniversary Date, but on or prior to the 2nd Anniversary Date, at per Unit price equal to 102% of the aggregate Original Issue Price, or (C) at any time after the 2nd Anniversary Date, at a per Unit price equal to the Base Amount.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designations of Series A-1 Preferred Units of OPAL Fuels LLC, dated May 18, 2026
104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026

OPAL Fuels Inc.

By:	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Financial Officer